Exhibit 99

FDIC-Assisted Acquisition of
Citizens Bank of Effingham
O. Leonard Dorminey - President & Chief Executive Officer
O. Mitchell Smith - EVP & Chief Credit Officer
T. Heath Fountain - EVP & Chief Financial Officer

CAUTIONARY STATEMENTS
This presentation contains forward-looking statements about future financial performance, business plans and strategies of Heritage
Financial Group. Because forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to carefully review the discussion of forward-looking statements and risk factors in documents that the Company files with the Securities and Exchange Commission, including the Company’s most recent
Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Transaction Summary
▪ On February 18, 2011, Springfield, GA based Citizens Bank of Effingham was closed by the Georgia Department of Banking and Finance
▪ HeritageBank of the South assumed all the deposits of Citizens Bank of Effingham
 ($206.5 million at 12/31/10) at a premium of 1.0% of core deposits ($1.3 million)
▪ HeritageBank of the South purchased essentially all the assets of Citizens Bank of
 Effingham ($214.3 million at 12/31/10) at a discount of $25.1 million (11.7%
 discount on assets acquired, approximately 16.4% discount to covered assets)
▪ 80% / 20% loss sharing on approximately $152.9 million of covered assets

Citizens Bank of Effingham Overview
▪ Headquartered in Springfield, GA
▪ Established in 1998
▪ Three branches in Effingham and one branch in Chatham county
▪ 8th ranked deposit market share in Savannah, GA MSA
 ➢ 4th ranked Georgia MSA by population and projected household income growth (1)
 ➢ 5th ranked Georgia MSA by 2010 median household income (1)
▪ At December 31, 2010 - $214 million in assets, $145 million in loans, and $206 million in deposits
▪ NPAs/ Assets of 17.20%
▪ Tangible Equity/ Tangible Assets of 1.02%
▪ 42 FTE employees
▪ Cease & desist order issued on May 4, 2010
(1) Source: ESRI

Pro Forma Financial Benefits
▪ Highly accretive to 2011 EPS
▪ IRR estimates exceed 25%
▪ Accretive to tangible book value per share
▪ Strong pro forma capital ratios
 ➢  Estimated pro forma 12/31/10 TE/TA of 12.5%
 and Total RBC Ratio of 25.4%

Strategic Benefits
▪ Entry into attractive Savannah market
▪ Economies of scale and improved efficiencies
▪ Opportunities for cross sales and account acquisition
 based on enhanced platform and capital base
▪ Significant opportunity to lower deposit costs
▪ Natural market extension east from our existing
 Statesboro footprint

UNITED STATES
Augusta
Long Bay
N.C.
ALABAMA
Columbus
GEORGIA
SOUTH CAROLINA
Savannah
Atlantic Ocean
Tallahassee
Jacksonville
FLORIDA
Gulf of Mexico
Orlando
Copyright © and (P) 1988–2008 Microsoft Corporation and/or its suppliers. All rights reserved.
Johnson
Jenkins
Hampton
Colleton
Screven
Emanuel
Laurens
SOUTH CAROLINA
Statesboro
Jasper
Treutlen
Candler
Effingham
Bulloch
Beaufort
Montgomery
Evans
Hilton Head Island
Wheeler
Toombs
GEORGIA
Savannah
Tattnall
Bryan
Chatham
Telfair
Hinesville
Wassaw Sound
Ossabaw Sound
Jeff Davis
Appling
Long
Liberty
Atlantic Ocean
Coffee
Bacon
Wayne
Copyright © and (P) 1988–2008 Microsoft Corporation and/or its suppliers. All rights reserved.

Savannah, GA

2010 Rank	Institution (ST)	2010 Branches	2010 Deposits in Market ($000)	2010 Market Share (%)
1	Savannah Bancorp Inc. (GA)	9	999,692	18.15
2	Wells Fargo & Co. (CA)	17	968,872	17.59
3	SunTrust Banks Inc. (GA)	15	921,874	16.74
4	Bank of America Corp. (NC)	13	592,821	10.76
5	FCB Financial Corp. (GA)	7	433,922	7.88
6	Coastal Bankshares Inc. (GA)	6	356,019	6.46
7	BB&T Corp. (NC)	8	263,019	4.78
8	Citizens Effingham Bancshares (GA)	4	217,006	3.94
9	Synovus Financial Corp. (GA)	5	189,686	3.44
10	Ameris Bancorp (GA)	4	149,967	2.72
	Total For Institutions In Market	116	5,507,495	

Heritage FINANCIAL GROUP, INC.

Expanding Our Regional Franchise
Source: SNL Financial
Data as of June 30, 2010
HBOS Branches
Citizens Bank of
Effingham Branches

County	Market Rank	Number of Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Percent of State Franchise (%)	Percent of National Franchise (%)	Total Population 2010 (Actual)	Population Change 2000-2010 (%)	Projected Population Change 2010-2015 (%)	Median HH Income 2010 ($)	HH Income Change 2000-2010 (%)	Projected HH Income Change 2010-2015 (%)
Citizens Bank of Effingham Georgia Franchise by County												
Effingham	1	3	205,655	46.2	94.8	94.8	54,219	44.5	14.5	57,496	24.0	13.7
Chatham	19	1	11,351	0.2	5.2	5.2	258,954	11.6	5.4	47,645	25.9	15.7
GA Totals		4	217,006		100.0	100.0	313,173					
Citizens Weighted Average: Georgia Franchise								42.7	14.1	56,981	24.1	13.8
HBOS Georgia Franchise by County												
Dougherty	2	4	272,271	17.9	62.5	52.4	95,174	(0.9)	(0.1)	38,492	23.9	15.4
Tattnall	4	2	47,486	14.0	10.9	9.1	23,514	5.4	2.3	34,012	19.3	10.2
Bulloch	6	2	30,107	2.5	6.9	5.8	68,185	21.8	7.3	36,065	22.6	15.4
Worth	4	1	24,856	14.2	5.7	4.8	21,159	(3.7)	(2.0)	38,668	19.1	13.1
Cook	2	1	23,931	15.2	5.5	4.6	16,702	5.9	1.4	32,678	19.6	13.2
Jeff Davis	4	1	20,862	13.3	4.8	4.0	13,419	5.8	3.2	31,833	18.2	12.4
Appling	5	1	16,356	6.8	3.8	3.2	18,027	3.5	2.1	35,693	18.0	10.4
Lowndes	19	1	0	0.0	0.0	0.0	106,350	15.5	6.0	40,728	24.9	15.1
GA Totals		13	435,869		100.0	83.9	362,530					
HBOS Weighted Average: Georgia Franchise								2.0	0.9	37,103	22.3	14.2
HBOS Florida Franchise by County												
Marion	18	2	43,899	0.9	52.5	8.5	343,804	32.8	9.1	39,724	24.0	14.9
Columbia	6	1	39,653	5.1	47.5	7.6	70,354	24.5	8.0	38,360	24.5	14.7
FL Totals		3	83,552		100.0	16.1	414,158					
HBOS Weighted Average: Florida Franchise								28.9	8.6	39,077	24.3	14.8
Georgia							10,014,045	22.3	7.5	56,184	31.6	14.2
Flordia							18,917,612	18.4	4.3	49,910	28.5	12.3
National							311,212,863	10.6	3.9	54,442	29.1	12.4

Heritage FINANCIAL GROUP, INC.

Desirable Expansion
Source: SNL Financial
Data as of June 30, 2010

Springfield, GA		
6/30/2010		
Deposits ($MM)	$	167.7

Rincon, GA		
6/30/2010		
Deposits ($MM)	$	27.8

Heritage
FINANCIAL GROUP, INC.

Acquired Branches
Source: SNL Financial
Data as of June 30, 2010

Port Wentworth, GA		
6/30/2010		
Deposits ($MM)	$	11.4

Guyton, GA		
6/30/2010		
Deposits ($MM)	$	10.2

Heritage
FINANCIAL GROUP, INC.

Acquired Branches
Source: SNL Financial
Data as of June 30, 2010

HBOS Summary
▪ Strong balance sheet with significant capital surplus
▪ Executing strategic plan
 ➢ FDIC-assisted acquisitions
 ▪ Citizens Bank of Effingham - 2/18/11
 ▪ Tattnall Bank - 12/4/09
 ➢ Branch acquisitions
 ▪ 5 Branches from PAB Bankshares, Inc. - 5/24/10
 ▪ 1 Branch from Atlantic Coast Federal Corp. - 12/31/09
 ➢ Attracting talented bankers
▪ Acquirer with a proven ability to execute transactions
▪ Disciplined approach to acquisitions and growth

NASDAQ: HBOS